 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2017 (August 25, 2017)

ACCELERIZE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch Street, Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 548-2253

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Effective August 25, 2017, Accelerize Inc., or the Company, entered into an amendment, or the Amendment, to its existing office lease agreement, or the Lease, with Ferrado Bayview, LLC, or the Lessor, relating to its lease of its office space at 20411 SW Birch Street, Newport Beach, California 92660, or the Premises.

Pursuant to the Amendment, effective March 1, 2018, or sooner if agreed to by the Company and the Lessor, the Premises shall be expanded to include an additional 1,332 usable square feet, or the Expansion, such that the Premises shall consist of 11,728 usable square feet in the aggregate. In addition, pursuant to the terms of the Amendment, the Company extended the term of the Lease until June 30, 2023, or the Extension Term.

Commencing on March 1, 2018, the initial base rent for the Premises is $38,702.40 per month for the first year of the Extension Term and increasing to $44,566.40 per month by the end of the Extension Term and adjustable in accordance with the terms of the lease. In addition, as long as the Company is not in default under the Lease, as amended, the Company shall be entitled to an abatement of its base rent for the first 4 months following the Extension Period for the Premises, including the Expansion.

Commencing upon the Extension Term, the Company will also pay a 11.55% share of the Premises’ operating expense increases over the term of the Lease, provided, however, that the Company shall not be required to make any such payments during the first 12 months of the Extension Term.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Standard Multi-Tenant Office Lease dated August 25, 2017 between Accelerize Inc. and Ferrado Bayview, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE INC.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: August 29, 2017